Exhibit 10.133

LABORATORY CORPORATION OF AMERICA HOLDINGS
and
VYTERIS, INC.

PRODUCT MARKETING AGREEMENT

This Agreement between Vyteris, Inc. (“Vyteris”) and Laboratory Corporation of America Holdings and its subsidiaries, (“LabCorp”) is entered into effective as of June 5, 2007 and sets forth the terms and conditions upon which Vyteris and LabCorp will work together on the marketing of Vyteris’s LidoSite® product (the “Product”) to certain markets as further described herein. The parties agree as follows:

A.
The specific terms and conditions of Phase I (also referred to as the “Market Uptake Phase”) of the business relationship contemplated by this Agreement are set forth in Exhibit A attached hereto. Additional terms and conditions applicable to Phase II (also referred to as the “Expanded Market Phase”) of the business relationship contemplated by this Agreement are subject to negotiation by both parties during the negotiation period described in Exhibit A. Any such additional terms and conditions will set forth in an Addendum to this Agreement or other written agreement signed by authorized representatives of both parties.

B.	Neither party shall assign or transfer this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

C.
Notices and other communications permitted or required under this Agreement will be deemed to be properly given if in writing and either delivered by hand or mailed by First Class U.S. Mail, postage prepaid, addressed to the parties as follows:

Vyteris :	Vyteris, Inc.
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410
Attention: Timothy J. McIntyre

LabCorp:	Laboratory Corporation of America Holdings
430 South Spring Street
Burlington, North Carolina 27215
Attention: Law Department

D.	This Agreement may not be amended or modified except by written agreement of both of the parties.

E.
Neither party will be liable for any failure to perform under this Agreement due to strikes, fire, explosion, flood, riot, lock-out, injunction, interruption of transportation, unavoidable accidents, inability to obtain supplies at reasonable prices necessary to produce the Product or other reasons beyond the reasonable control of such party.

F.	Vyteris guarantees that the Product shall not be adulterated or misbranded within the meaning of the U.S. Food, Drug, and Cosmetic Act.

G.
If any terms of this Agreement are materially breached by either party and the parties cannot agree on a resolution, the non-breaching party may terminate this Agreement upon thirty (30) days prior, written notice to the breaching party, unless such breach has been cured to the reasonable satisfaction of the non-breaching party within such thirty (30) day period.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

H.
Vyteris warrants that during their applicable shelf life, the Product will conform with the Specifications set forth in the package insert. Furthermore, Vyteris hereby represents and warrants that, to its knowledge, the practice of any technology or patents licensed hereunder is and will be free of any infringement of patents of other persons. Vyteris hereby represents and warrants that, to its knowledge, the use or sale of any Product covered by this agreement is and will be free of any infringement of patents of other persons. Except as expressly set forth in this Agreement, neither party makes any representations or warranties with respect to the Product or otherwise in connection with this Agreement, and hereby expressly disclaims any implied warranties of merchantability and fitness for a particular purpose.

I.	Vyteris shall give LabCorp a 90 day written notification of any Product changes (or if such notice is not feasible, as much notice as is practicable under the circumstances).

J.
Vyteris agrees to defend, indemnify, and hold LabCorp and subsidiaries, directors, officers, employees, and agents wholly harmless from and against third-party claims, losses, lawsuits, settlements, demands, causes, judgments, expenses, and cost (including reasonable attorney fees), in each case in connection with any third party claims to the extent arising under or in connection with this Agreement in the event that such cost and liabilities are caused by a) Vyteris’ breach of any of its warranties in this Agreement, b) the failure of the Product to function in accordance with any written materials provided therewith or c) any negligence or willful misconduct of Vyteris. However, the foregoing rights to indemnity shall not apply to the extent that such claim, loss, lawsuit, or settlement results from LabCorp’s negligence or willful misconduct including, without limitation, the negligence of LabCorp’s employees, or from the modification of any Product of Vyteris by a third party not within Vyteris’ control or without Vyteris’ permission. In the event of a lawsuit or other action in connection with which LabCorp is seeking indemnification from Vyteris hereunder, LabCorp agrees to give timely notice of the lawsuit or action to Vyteris and to cooperate with Vyteris in the defense of the lawsuit or action.

K.
LabCorp agrees to defend, indemnify, and hold Vyteris and subsidiaries, directors, officers, employees, and agents wholly harmless from and against third-party claims, losses, lawsuits, settlements, demands, causes, judgments, expenses, and cost (including reasonable attorney fees), in each case in connection with any third party claims to the extent arising under or in connection with this Agreement in the event that such cost and liabilities are caused by a) LabCorp’s breach of any of its warranties in this Agreement, or b) negligence or willful misconduct of LabCorp. However, the foregoing rights to indemnity shall not apply to the extent that such claim, loss, lawsuit, or settlement results from Vyteris’s negligence or willful misconduct including, without limitation, the negligence of Vyteris’s employees, or from the modification of any Product of LabCorp by a third party not within LabCorp’s control or without LabCorp’ permission. In the event of a lawsuit or other action in connection with which Vyteris is seeking indemnification from LabCorp hereunder, Vyteris agrees to give timely notice of the lawsuit or action to LabCorp and to cooperate with LabCorp in the defense of the lawsuit or action.

L.
Either party may issue a press release or make public statements regarding this Agreement and the relationship between the parties. The parties shall mutually agree on the content of any press release. The initial press release to be issued by Vyteris upon signing of this Agreement is attached as Exhibit B, which press release has been approved by LabCorp. Any public statements made by either party shall generally match the content of an approved press release; to the extent that a public statement is to be made prior to approval of a press release, or if a public statement will differ materially from the content of an approved press release, the parties shall make good-faith efforts to reach prior agreement as to the content of such public statement.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

M.
NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM SUCH OTHER PARTY’S RIGHTS) FOR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST REVENUES OR PROFITS, LOSS OF USE, LOSS OF COST OR OTHER SAVINGS OR LOSS OF GOODWILL OR REPUTATION) WITH RESPECT TO ANY CLAIMS BASED ON CONTRACT, TORT OR OTHERWISE (INCLUDING NEGLIGENCE AND STRICT LIABILITY) ARISING FROM OR RELATING TO THE PRODUCT, OR OTHERWISE ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

N.
Unless otherwise agreed to by the parties in writing, neither party transfers or licenses to the other party any rights in or to its patents, patent applications, copyrights, trademarks, trade secrets or other intellectual property rights.

LABORATORY CORPORATION OF AMERICA HOLDINGS and its subsidiaries		VYTERIS, INC.

By: /s/ Benjamin R. Miller		By: /s/ Timothy J. McIntyre
	Benjamin R. Miller		Timothy J. McIntyre
Title:	Executive Vice President, Sales, Marketing and Managed Care	Title:	President and CEO

Date: 6/5/2007		Date: 6/5/2007

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Exhibit A - Terms and Conditions for Phase I - Market Uptake Phase

Certain Definitions

“M.D. Office Market” means all medical doctor’s offices located in the Territory. Notwithstanding the foregoing, the M.D. Office Market does not include: (i) the offices of dermatologists, rheumatologists, oncologists, or orthopedic surgeons, (ii) ambulatory care centers or (iii) the in-patient hospital market. The M.D. Office Market also includes facilities which provide blood collection services (“Contracted Draw Sites”) but which are not physician’s offices or in-patient hospitals, to the extent that applicable regulations permit such facilities to administer the Product.

LabCorp Rights Re: Rheumatology and Oncology Office Markets: During Phase I (as defined below), LabCorp may include any rheumatology or oncology office in its specific assessment areas. Any such office will be “carved out” of any Vyteris commercial arrangement during Phase I. If Vyteris receives a bona fide commercial offer with respect to the rheumatology or oncology office market during Phase I, Vyteris will offer LabCorp a “matching offer” option with 30 day trigger. Rights to this market will be mutually agreed to by the parties for Phase II.

“Territory” means the United States and its territories and possessions.

Overview

LabCorp will represent, market, and facilitate the selling of the Product in the M.D. Office Market for the indicated use of the Product as a local anesthetic prior to blood draws and/or venipuncture.

LabCorp will receive reimbursement for its time, energy and efforts to introduce the Product to the M.D. Office Market as provided herein.

This Agreement provides for an initial “Market Uptake Phase” (also referred to as “Phase I”). Subject to mutual agreement, the parties may enter into an addendum to this Agreement covering a “Phase II” term (also referred to as the “Expanded Market Phase”), which will provide for an expanded marketing and supply arrangement to commence upon termination of Phase I.

Term and Termination

Phase I will have a term ending May 31, 2008, which term may be extended by mutual agreement of the parties.

The term of Phase II, and any renewals thereof, will be subject to the mutual agreement of the parties.

The parties will have reciprocal rights to terminate this Agreement in the event of material breach by the other party, following written notice and opportunity to cure.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Phase I (Market Uptake Phase)

The primary purpose of the Phase I is to allow for mutual evaluation of the “in-market” clinical experience, projected full market demand, and reimbursement rates of the Product in the M.D. Office Market.

Attached hereto as Exhibit A-1 is the timetable of Phase I activities that is currently contemplated by the parties (the “Phase I Timetable”). Pursuant to the Phase I Timetable, the parties will introduce the Product into specific segments of the M.D. Office Market, selected by LabCorp. The parties will cooperate in good faith regarding any necessary adjustments to the Phase I Timetable; provided, however, that in no event will Phase I extend beyond May 31, 2008 unless agreed to by the parties in writing in their sole discretions.

The parties will capture and measure key metrics during Phase I, as outlined in Exhibit A-2 attached hereto (the “Phase I Metrics”), to predict future market adoption and penetration rates, and aid in determining Phase II commercial options and terms, in particular exclusivity minimums. Promptly after the date of this Agreement, the parties will work together to develop the methodology for collecting and measuring the Phase I Metrics, with the plan to be finalized in accordance with the timelines set forth in Exhibit A-1.

[*]

Phase II (Expanded Market Phase)

Upon compilation and review of all relevant Phase I Metrics and other Phase I data [*], the parties will enter into a 60 day negotiation period for the terms and conditions of an addendum to this Agreement covering Phase II with the following options: (i) terminate commercial activity, (ii) trigger a market exclusivity arrangement based on minimum purchases of Product or (iii) continue with a non-exclusive arrangement, subject to mutual agreement as to terms and conditions. [*] The parties acknowledge that this model may be in the form of a licensing arrangement, or an arrangement whereby LabCorp purchases the product from Vyteris for distribution to its clients and/or PSCs, subject to relevant regulatory and legal guidelines.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

M.D. Office Market Exclusivity

Phase I Exclusivity. During Phase I, Vyteris will not permit any third party to market the Product in the M.D. Office Market.

▪ Vyteris Specialty Sales Initiative. For the avoidance of doubt, Vyteris’s in-house sales force will be free to conduct marketing and sales activity in accordance with Vyteris’s Specialty Sales Initiative (consisting of approximately 12 sales people covering: (i) medical specialties not included in the M.D. Office Market and/or (ii) geographical areas not covered by LabCorp sales representatives in Phase I. Vyteris will keep LabCorp informed of any leads in the M.D. Office Market for LabCorp services in geographical areas covered by Vyteris sales representatives, and will provide LabCorp with the opportunity to follow up on such leads. Vyteris will share data with LabCorp regarding its Specialty Sales Initiative experiences during Phase I as an additional data point for consideration by the parties in their negotiations regarding Phase II.

Phase II Exclusivity. If the parties enter into an exclusive relationship for Phase II, LabCorp will maintain full exclusivity in the M.D. Office Market, subject to LabCorp committing to certain annual purchase order amounts and paying certain license fees, all to be specified in an Addendum to this Agreement to be agreed to by the parties in writing (the “Exclusivity Conditions”). [*]  If exercised, the exclusivity would continue on a year-to-year basis, subject to non-renewal by Vyteris each year if LabCorp has failed to meet the Exclusivity Conditions applicable to the preceding year. LabCorp may also elect to not renew exclusivity. If either party elects to non-renew exclusivity, it shall provide written notice to the other party not less than thirty (30) days prior to the anniversary renewal date. LabCorp will not have any rights to reinstate exclusivity in the event exclusivity is not renewed.

General. The parties agree and understand that exclusivity will only apply to the marketing of the Product in and to the M.D. Office Market, and that Vyteris will not enter into a Market Evaluation or Marketing and Supply Agreement with any other individual or entity for the Product for the M.D. Office Market.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Option to Add PSC Market Exclusivity

In addition to the M.D. Office Market, at such time as applicable regulations permit, LabCorp may elect to exercise an option for the exclusive right to offer the Product to the Patient Service Center market (the “PSC Market”) and to Contracted Draw Sites which would be permitted to administer the device pursuant to applicable regulations. This option will expire unless LabCorp elects to exercise the option by written notice to Vyteris on or before the end of the 60 day negotiation period for Phase II terms (noted above), (the “PSC Market Option End Date”), even if the required regulatory approvals have not been obtained by that date.

[*]

LabCorp Responsibilities

During Phase I:

•      LabCorp will provide Vyteris with adequate commitment, management support, and resources to insure an initial market entry program to enable a proper evaluation of a potential full market roll out.

•      LabCorp will assign a member of the LabCorp Executive Committee (Executive Vice President Sales and Marketing or delegate) to work with the Vyteris President (or delegate) co-chairing monthly operational reviews of the project and its progress.

•      LabCorp will identify medical doctor office practices which LabCorp sales management indicate are viable locations for use and evaluation of the Product (“Market Evaluation Sites”).

•      LabCorp sales staff and, where applicable, in-office phlebotomists, will work with Vyteris to introduce the Product to the Market Evaluation Sites and to facilitate the use and evaluation of the Product in those sites. The parties agree and acknowledge that LabCorp’s in-office phlebotomists will not administer the Product, but will work with the office staff to incorporate the Product into the specimen collection process.

•      LabCorp will regularly communicate with Vyteris re: customer inquiries, feedback from customers and third-party payors and other issues relevant to distribution and use of the Product.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Vyteris Responsibilities

During Phase I:

•      Vyteris will provide the Product to the Market Evaluation Sites.

•      All distribution, billing, and customer service will be provided by a 3rd party distribution company under Vyteris management.

•     Vyteris will provide commercially reasonable training and support of LabCorp phlebotomists and sales force and applicable office practice staff in the Market Evaluation Sites, consisting of:

- “Live” training sessions,

- In-practice training sessions,

- Evaluation Packets of the Product to Market Evaluation Sites, which will contain a limited supply of Product samples, and

- Support Website with training videos.

•       Vyteris will provide a 24/7 support hotline for LabCorp phlebotomists, LabCorp sales force, office practice staff, and consumers.

•      Vyteris will provide all FDA required support and reporting (ADR’s), sample tracking, etc.

•      Vyteris will maintain product liability insurance coverage in the amount of $5,000,000 per incident.

•      Vyteris will regularly communicate with LabCorp re: customer inquiries, feedback from customers and third-party payors and other issues relevant to distribution and use of the Product.

•      Vyteris will provide a reimbursement “hotline” to triage reimbursement questions and issues, and will be responsible for guidance to Market Evaluation Sites on such issues.

•      Vyteris will provide “on the ground” executive management support on each of the regions to work with LabCorp regional management.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Product Pricing; Distribution

•      Estimated Market Pricing:

               [*]

•     Sales Effort Fee Reimbursement to LabCorp: LabCorp will receive a payment of [*] for each physician office that agrees to participate in the Phase I Market Uptake evaluation, to compensate it for the time, effort and energy expended  [*]  The parties agree that this fee represents the Fair Market Value for such efforts by LabCorp.

•      Distribution: To be handled by third party distributor (e.g., Cardinal Health), per terms of agreement between Vyteris and the distributor.

•     Practice Billing for Product Provided in Evaluation Packet: Vyteris will provide guidance to Market Evaluation Sites regarding billing for administration of Product that was provided in the Evaluation Packet

Training and Promotional Materials

Vyteris will pay for all base creative and training material creation and for direct costs of out-of-pocket reproduction of materials for phlebotomists, sales force, and/or any M.D. office materials with LabCorp brand. These budgets will be agreed to by LabCorp and Vyteris management committee before being expended.

Branding	The Product will be Vyteris-branded. . LabCorp retains rights and option to elect LabCorp branding or co-branding with Vyteris if LabCorp moves to an exclusive status in Phase II.
Confidentiality of Terms	The financial terms of this Agreement shall remain confidential, except as disclosure may be required by applicable laws or to outside advisers with a reasonable need to know such information.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Exhibit A-1
Phase I Timetable

May 16, 2007: First Joint Sales/Operational Team Meeting

May 15 - June 15, 2007: Sales Advisory Meetings (Personal)

June 15: Assessment Accounts and Areas Identified

July 1: Metric Methodology Plan Finalized

July 15, 2007: Initial Product Distribution Stocking

August 1, 2007: Official MD Office Program Kick-off

[*]

May 1, 2008 - Execution of Phase II agreement, commencement of Expanded Market Penetration Phase (or sooner upon completion of Phase II agreement)

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC

Exhibit A-2
Phase I Metrics

The parties will work together to mutually agree on the methodology to identify and collect the quantitative data (“Metrics”) needed to fully evaluate the use and acceptance of the Product by the Market Evaluation Sites to determine whether and how to move forward into Phase II.

•	Phase I Metrics:
[*]

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LABORATORY CORPORATION OF AMERICA HOLDINGS
VYTERIS, INC.

Exhibit B
Initial Vyteris Press Release

[To be finalized by mutual agreement of the parties]